Exhibit 10.33

Share Issuance and Release of Liability Agreement

This Release of Liability ("Release") is made effective as of June 17, 2025, by and between:

Consultant / Employee: Charlotte Baumeister

Address:

Email:

and

Client/Company: Firefly Neuroscience Inc

Address: 1100 Military Road, NY

1. Purpose

The Consultant has provided certain professional services, advice, or deliverables (“Services”) to the Client. This Release confirms that the Consultant assumes full responsibility for their actions and releases the Client from liability related to the Consultant’s services. Upon signing this document, the Company will issue the Consultant / Employee 5,000 shares of common stock.

2. Release of Liability

The Consultant hereby releases, discharges, and holds harmless the Client, its officers, employees, contractors, and affiliates from any and all claims, demands, or causes of action arising from:

-    Any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the Consultant now has or may hereafter have against the Company, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.

- Any injury, loss, or damage incurred by the Consultant during the course of the engagement.

- The nature, outcomes, or use of the services rendered.

- Any third-party claims connected to the Consultant's work or conduct.

- The Consultant is solely responsible for taxes in regards to the stock issuance.

- The Company confirms any options granted to the Consultant are governed by the respective options agreement. They will still be in effect based on the terms and conditions of their respective agreements.

3. Governing Law

This Release shall be governed by the laws of the State of Delaware, without regard to conflict of law principles.

4. Entire Agreement

This document constitutes the entire agreement between the parties concerning liability release and supersedes any prior understanding.

Signatures

Employee: Charlotte Baumeister

Signature:
Date:	17.06.2025
Client / Company Representative:
Signature:
Name & Title:	Greg Lipschitz, CEO
Date:	June 17, 2025